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                                                            Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the following registration statements of ARCO Chemical Company and Subsidiaries: Registration statement on Form S-8 (No. 33-17707), Registration Statement on Form S-8 (No. 33-23867), Registration Statement on Form S-8 (No. 33-38062), Registration Statement on Form S-8 (No. 33-23241), Registration Statement on Form S-8 (No. 333-16395), Registration on Form S-8 (No. 333-19023), Registration Statement on Form S-8 (No. 333-36239), Registration Statement on Form S-3 (No. 333-27099), and Registration Statement on Form S-8 (333-28473) of our report dated February 12, 1998 on our audits of the consolidated financial statements of ARCO Chemical Company and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 which report is included in this Annual Report on Form 10-K.


                                          COOPERS & LYBRAND L.L.P.

Philadelphia, Pennsylvania
March 13, 1998